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                                                                     EXHIBIT 4.4


                        PAREXEL INTERNATIONAL CORPORATION

                1998 NON-QUALIFIED, NON-OFFICER STOCK OPTION PLAN

     1. PURPOSE. This 1998 Non-Qualified, Non-Officer Stock Option Plan (the "Plan") is intended to provide incentives to certain employees and consultants of PAREXEL INTERNATIONAL CORPORATION (the "Company"), and of any present or future parent or subsidiary of the Company ("Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options ("Non-Qualified Options or "Options") granted hereunder which do not qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code (the "Code"). The Plan is not intended to provide options to any officers or directors of the Company a related Corporation's.

     2.   ADMINISTRATION OF THE PLAN.

           A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom, from among the class of individuals and entities eligible under paragraph 3 to receive Options, Options may be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6; (iv) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (v) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any, and (vi) interpret the Plan and prescribe and rescind rules and regulations relating to it. The Committee shall take whatever actions it deems necessary, under
     Section 422 of the Code and the regulations promulgated thereunder, to ensure that no Option issued hereunder is treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

           B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts by a majority of the members of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall constitute the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

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     3.   ELIGIBLE EMPLOYEES AND OTHERS. Non-Qualified Options may be granted to any employee or consultant of the Company or any Related Corporation who is not an officer or director of the Company. Options may not be granted to any officers or directors of the Company or any related Corporations. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an Option. The granting of any Option to any individual or entity shall neither entitle such grantee to, nor disqualify such grantee from, participation in any other grant of Options.

     4. STOCK. The stock subject to Options shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 500,000, subject to adjustment as provided in paragraph 12. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares of Common Stock subject to such Option shall again be available for grants of Options under the Plan.

     5. GRANTING OF OPTIONS. Options may be granted under the Plan at any time on or after February 26, 1998 and prior to February 26, 2008. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

     6. MINIMUM OPTION PRICE. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan (the "Agreement"), may be less than the fair market value of the Common Stock of the Company on the date of grant, but shall in no event be less than the minimum legal consideration required therefor under the laws of the Commonwealth of Massachusetts or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraph 9 or as specified in the Agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than ten years from the date of grant.

     8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 11, each Option granted under the Plan shall be exercisable as follows:

           A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

           B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

           C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     9. TERMINATION OF BUSINESS RELATIONSHIP. Each Option may provide that it shall terminate before its stated expiration date, upon terms specified by the Committee, if the optionee ceases to be an employee or consultant of the Company, of any Related Corporation, or of the Company and all Related

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Corporations (any such relationship hereinafter referred to as a "Business
Relationship with the Company"). Nothing in the Plan or any Option granted hereunder shall be deemed to give any optionee the right to continue his or her Business Relationship with the Company for any period of time.

     10. TRANSFERABILITY AND ASSIGNABILITY. Except as set forth below, (i) no Stock Right shall be assignable or transferable by an optionee except by will or by the laws of descent and distribution; and (ii) during the lifetime of the optionee each Option granted under this Plan shall be exercisable only by him. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of any Option granted under this Plan to be transferable by the optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership of which such Immediate Family Members are the only partners, provided that (x) only the Committee may in its discretion permit transfers to other persons or entities, (y) the stock option agreement pursuant to which the Non-Qualified Option is granted must be approved by the Committee, and must expressly provide for transferability at the date of grant in a manner consistent with the Plan, and (z) subsequent transfers of the transferred Option shall be prohibited except in accordance with this paragraph. Following any such transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of paragraph 12, hereof, the term "optionee" shall be deemed to refer to the transferee. The events of termination of Business Relationship set forth in the grantee's option agreement shall continue to be applied with respect to the original optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified therein.

     11. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 10 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Option shall be subject to the restrictions set forth herein or, consistent with paragraph 7, to such other or additional termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     12. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

           A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

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           B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

           C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities such optionee would have received if such optionee had exercised his or her Option prior to such recapitalization or reorganization.

           D. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

           E. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

           F. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

           G. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs.

     13. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer
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agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 12 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     14. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on February 26, 1998. The Plan shall expire at the end of the day on February 26, 2008 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time. Except as otherwise provided in this paragraph 14, in no event may action of the Board alter or impair the rights of an optionee, without his or her consent, under any Option previously granted to such optionee.

     15. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

     16. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the grant or exercise of an Option, the vesting or transfer of an Option pursuant to an arm's-length transaction, the vesting or transfer of restricted stock or securities acquired upon the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the grant or exercise of an Option, (ii) the transfer of an Option or (iii) the vesting or transferability of restricted stock or securities acquired by exercising a Option, on the optionee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the optionee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the optionee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

   17. DETERMINATION OF FAIR MARKET VALUE OF COMMON STOCK. Whenever, under the the terms of any option agreement or in administering the Plan, it is necessary or desirable to determine the fair market value of the Company's Common Stock, the Committee shall make such determination in accordance with this Section. "Fair Market Value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock
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is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. However, if the Common
Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     18. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares. Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to file tax information returns reporting the income received by optionees in connection with the Plan.

     19. GOVERNING LAW. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.